Exhibit 10-76
DTE ENERGY COMPANY
SUPPLEMENTAL RETIREMENT PLAN
Amended and Restated Effective January 1, 2005

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DTE ENERGY COMPANY
SUPPLEMENTAL RETIREMENT PLAN
Amended and Restated Effective January 1, 2005
     WHEREAS, Detroit Edison Company (“Edison”) previously adopted the Detroit Edison Retirement Reparation Plan and the Detroit Edison Benefit Equalization Plan, and MCN Energy Group Inc. (“MCN”) previously adopted the MCN Energy Group Supplemental Retirement Plan and the MCN Energy Group Excess Benefit Plan, which were adopted by DTE Enterprises, Inc. as of June 1, 2001 (the effective date of the merger), and DTE Energy Company (the “Company”) desires to replace these four plans (collectively, the “Prior Plans”).
     WHEREAS, effective December 31, 2001, the Prior Plans were terminated and replaced with this plan as of January 1, 2002.
     NOW, THEREFORE, effective January 1, 2005, the Plan is being amended and restated to comply with the requirements of Code section 409A solely with respect to benefits accrued and vested after December 31, 2004. The provisions of the Plan in effect as of December 31, 2004 continue to apply to benefits accrued and vested before January 1, 2005.
ARTICLE 1
Title
     The title of this plan shall be the “DTE Energy Company Supplemental Retirement Plan” and shall be referred to in this document as the “Plan”.
ARTICLE 2
Definitions
     The words and phrases used in the Plan shall have the same meanings as provided under the DTE Energy Retirement Plan (the “Qualified Plan”), unless otherwise defined in the Plan or the context clearly requires otherwise.
     Section 2.1 Plan Interest Rate. “Plan Interest Rate” means the interest rate for computing Interest Credits under the DTE Cash Balance Plan portion of the Qualified Plan.
     Section 2.2 Post-2004 Benefit. “Post-2004 Benefit” means the portion of a Participant’s Plan benefit in excess of the Participant’s Pre-2005 Benefit.
     Section 2.3 Pre-2005 Benefit. “Pre-2005 Benefit” means the portion of a Participant’s Plan benefit under Section 6.1 accrued and vested as of December 31, 2004, computed as if the Participant terminated employment as of December 31, 2004, plus: (a) the portion of the Participant’s Make-Up Account under Section 6.2(a) determined as if the Participant terminated employment on December 31, 2004; or (b) the balance of the Participant’s Make-Up Account under Section 6.2(b) determined as of December 31, 2004, whichever is applicable.

ARTICLE 3
Purpose
     The principal purpose of the Plan is to provide for the payment of certain benefits that would not otherwise be payable under the Qualified Plan. Such benefits shall be payable to a “select group of management or highly compensated employees” of the Company and any other corporation which is a Participating Employer under the Qualified Plan (a “Participant”) and also elects to participate in this Plan.
     It is intended that this Plan provide benefits for a “select group of management or highly compensated employees” within the meaning of Sections 201, 301 and 401 of ERISA and, therefore, to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.
ARTICLE 4
Effective Date
     The original effective date of the Plan for the Company was January 1, 2002 and for any Participating Employer was or is the date established by resolution of the Board of Directors of the particular Participating Employer at the time of adoption of the Plan. The effective date of this amendment and restatement of the Plan is January 1, 2005, unless a different effective date is specified for a particular Plan provision.
     The Plan is being amended and restated effective January 1, 2005 to comply with the requirements of Code Section 409A solely with respect to benefits accrued and vested after December 31, 2004. It is intended that all Plan benefits accrued and vested as of December 31, 2004 are not subject to Code Section 409A. Only Plan benefits accrued and vested after January 1, 2005 are subject to Code Section 409A. Any inconsistency or ambiguity in this amended and restated Plan document is to be construed consistent with this Article 4.
     As permitted by the Treasury Regulations promulgated under Code Section 409A and guidance issued by the Internal Revenue Service, the Plan has been administered in compliance with applicable guidance under Code Section 409A in effect after December 31, 2004 before the adoption of this amended and restated Plan document.
ARTICLE 5
Eligibility
     Section 5.1. Participants.
     (a) In General. Except as noted in Section 5.1(b), each employee of a Participating Employer who is included within the term “select group of management or highly compensated employees” within the meaning of Title I of ERISA and whose benefits have been limited as described in Section 6.1 or 6.2, shall be eligible for benefits under the Plan.
     (b) 415 Limits. A Participant of a Participating Employer whose benefits under the Qualified Plan are limited because of the limitation on benefits and contributions under Section 415 of the Code shall be eligible for the benefits provided by this Plan.
     (c) Qualified Plan Eligibility. Notwithstanding the foregoing, no employee shall be eligible for benefits provided by this Plan until such employee has satisfied the eligibility requirements of the Qualified Plan.
     Section 5.2. Determination of Eligibility. The Vice President, Human Resources shall designate employees as eligible for participation under Section 5.1(a). The Vice President, Human Resources may revoke such designation prior to any Plan Year with respect to the employee’s eligibility for benefits for such Plan Year, provided, however, that no such revocation shall adversely affect any amounts previously credited to such employee under the Plan.
ARTICLE 6
Employers’ Obligation
     Section 6.1. Qualified Plan Benefit. The Participating Employers shall pay under this Plan any amount that any eligible employee would have been entitled to receive under the Qualified Plan but for the limitation on compensation under Section 401(a)(17) of the Code, the limitation on benefits and contributions under Section 415 of the Code, and any other provision of the Code or other law that the Committee hereafter designates. Also, the Participating Employer shall pay under this Plan any amount that any eligible employee would have been entitled to receive under the Qualified Plan but for the exclusion of deferrals under the DTE Energy Company Supplemental Savings Plan and the DTE Energy Company Executive Deferred Compensation Plan from the definition of compensation under the option of the Qualified Plan applicable to such Participant.
     Section 6.2. Executive Deferred Compensation Plan Benefit. The Participating Employers shall credit hypothetical bookkeeping accounts (“Make-Up Account”) for each Participant with amounts intended to replace benefits (but not earnings) under any plan maintained by a Participating Employer which is intended to be qualified under Code section 401(a) which are reduced as a result of any deferrals under Sections 4.01, 4.02, or 4.03 of the DTE Energy Company Executive Deferred Compensation Plan (“EDCP”):
     (a) Traditional Pension Plan Make-Up. The Participating Employer shall credit to the Participant’s Make-Up Account, an amount equal to the difference between (i) the present value, determined under each applicable defined benefit plan maintained by a Participating Employer which is intended to be qualified under Code section 401(a), including the MCN Traditional Option and the DTE Traditional Option of the Qualified Plan (“Pension Plan”), of the benefit that the Participant would have been entitled to receive under each such Pension Plan but for his election to defer any amount under the EDCP, and (ii) the present value, determined under each such Pension Plan, of the benefit that the Participant is entitled to receive under such Pension Plan. Such contribution shall be determined and credited as of the Participant’s date of termination of employment.
     (b) Cash Balance Plan Make-Up. The Participating Employer shall credit to the Participant’s Make-Up Account an amount equal to the additional increment that would have been added to the Participant’s account under a cash balance defined benefit plan maintained by any Participating Employer which is intended to be qualified under Code section 401(a), excluding the MCN Traditional Option and the DTE Traditional Option of the Qualified Plan (“Cash Balance Plan”), but for his election to defer any amount under the EDCP. Such contribution shall be determined and credited as of the last day of each calendar year.
     Section 6.3. Prior Plan Payments. If a Participant is in pay status as of December 31, 2001 under one of the Prior Plans, or has terminated employment from a Participating Employer prior to January 1, 2002, the amount and method of payment to such Participant shall continue under the provisions of the applicable Prior Plan. Such payments shall be made by the Participating Employer who last employed the Participant.
ARTICLE 7
Payment of Benefits
     Section 7.1. Form and Timing of Payment.
     (a) Pre-2005 Benefit. On the date that a Participant becomes entitled to a distribution of his or her vested accrued benefit under the provisions of the Qualified Plan applicable to the Participant (“Termination Date”), such Participant shall be entitled to receive the Participant’s Pre-2005 Benefit provided under the Plan.
          (1) Form of Payment. As of the end of the quarter in which his or her Termination Date occurs, the Participant’s Pre-2005 Benefit shall be present-valued in accordance with the methodology set forth in the portion of the Qualified Plan in which the Participant participates. Payment of a Participant’s Pre-2005 Benefit shall be made in cash in accordance with the Participant’s selection on his or her Distribution Election Form either as (1) a joint and 100% survivor annuity, (2) a joint and 50% survivor annuity, (3) a single life annuity or (4) in annual payments over a period not less than one year and not more than 15 years as selected by the Participant. If a Participant has not elected a payment option for his or her Pre-2005 Benefit while he or she is actively employed by the Company or a Participating Employer, distribution shall be made as a joint and 50% survivor annuity for Participants who are married as of the Participant’s Termination Date and as a single life annuity for Participants who are single as of the Participant’s Termination Date.
          (2) Timing of Payment. A lump sum distribution of the Participant’s Pre-2005 Benefit shall be made as of March 1 following the Termination Date or, if earlier, March 1 following the end of the Plan Year in which the Participant’s employment terminated for any reason other than death. If a Participant whose employment has terminated for any reason other than death has elected to receive his or her distribution in the form of an annuity, the timing of the first payment shall be consistent with the timing for annuity payments specified in the portion of the Qualified Plan in which the Participant participates. If a Participant has elected to receive his or her distribution in annual installments, the first installment shall be made as of March 1 following the Participant’s Termination Date or, if earlier, March 1 following the end of the Plan Year in which the Participant’s employment terminated for any reason other than death. All subsequent annual installments shall be made on approximately the same date each calendar year thereafter for the remainder of the distribution period. The amount of any annual payments shall be calculated to pay out over the specified period the Participant’s Pre-2005 Benefit as of his or her Termination Date with interest credited annually on the declining balance at the Plan Interest Rate. The amount of the annual payments to the Participant shall be adjusted as of each December 31 to reflect changes in the Plan Interest Rate. The distribution of a Participant’s Pre-2005 Benefit due to the Participant’s death is governed by Article 8.
          (3) Distribution of Small Amounts. Notwithstanding a Participant’s payment option, if a Participant’s Pre-2005 Benefit is less than or equal to $10,000 as of any March 1 payment date, the Participant’s Pre-2005 Benefit balance shall be paid in a single lump sum.
     (b) Post-2004 Benefit. Payment of a Participant’s Post-2004 Benefit will be made after the Participant’s termination of employment or death.
          (1) Form of Payment. As of the date a Participant terminates employment or dies, the Participant’s Post-2004 Benefit shall be present-valued in accordance with the methodology set forth in the portion of the Qualified Plan in which the Participant participates. Payment of a Participant’s Post-2004 Benefit shall be made in cash in accordance with the Participant’s selection on his or her Distribution Election Form either as (1) a single lump sum or (2) in annual payments over a period not less than two years and not more than 15 years as selected by the Participant. If a Participant does not elect a payment option for his or her Post-2004 Benefit within the Participant’s initial election period, distribution shall be made as a single lump sum. The initial election period for a Participant who first accrues a Plan benefit after 2004 is the 30-day period beginning on the first day of the first calendar year beginning after the calendar year in which the Participant first accrues a Plan benefit.
          (2) Timing of Payment.
               (A) If the Participant is not a “specified employee” for purposes of Code section 409A at the time the Participant’s employment terminates for any reason other than death, a lump sum distribution or the first annual installment of the Participant’s Post-2004 Benefit shall be made on:
                    (i) January 1 following the end of the Plan Year in which the Participant terminates employment, if the Participant did not make any election under Section 7.4(b)(2); or
                    (ii) January 1 coincident with or next following the latest date to which distribution was deferred by an election under
Section 7.4(b)(2), if the Participant made one or more elections under Section 7.4(b)(2).

               (B) If a Participant is a “specified employee” for purposes of Code section 409A at the time the Participant’s employment terminates for any reason other than death, a lump sum distribution or first annual installment of the Participant’s Post-2004 Benefit will not be made before the latest of:
                    (i) January 1 following the end of the Plan Year in which the Participant’s employment terminated for a reason other than death, if the Participant did not make any election under Section 7.4(b)(2); and
                    (ii) January 1 coincident with or next following the latest date to which distribution was deferred by an election under section 7.4(b)(2), if the Participant made one or more elections under Section 7.4(b)(2); and
                    (iii) the earlier of:
                         (I) the first day of the calendar month beginning more than 6 months after the date the Participant’s employment terminated for a reason other than death; and
                         (II) the first day of the calendar month beginning after the Participant’s death.
          Subsequent annual installments of the Participant’s Post-2004 Benefit shall be made each following January 1 of the installment period.
          The distribution of a Participant’s Post-2004 Benefit due to the Participant’s death is governed by Article 8.
          (3) Calculation of Distribution.
               (A) General Rule. Except as provided in Section 7.1(b)(3)(B), the amount of any annual payments shall be calculated to pay out over the specified period the Participant’s Post-2004 Benefit as of his or her termination of employment date with interest credited annually on the declining balance at the Plan Interest Rate.
               (B) Additional Rules.
                    (i) If an initial distribution is delayed under Section 7.1(b)(2)(B)(iii), the amount of any annual payments will be calculated to pay out over the specified period the Participant’s Post-2004 Benefit as of the last day of the month preceding the payment date, with interest credited during the delay period at the Plan Interest Rate.
                    (ii) If an initial distribution is delayed under Section 7.1(b)(2)(A) (ii) or 7.1(b)(2)(B)(ii), the amount of any annual payments will be calculated to pay out over the specified period the Participant’s Post-2004 Benefit as of the December 31 preceding the payment date, with interest credited during the delay period at the Plan Interest Rate.
               The amount of the annual payments to the Participant shall be adjusted as of each December 31 to reflect changes in the Plan Interest Rate.
          (4) Distribution of Small Amounts. Notwithstanding a Participant’s payment option, if a Participant’s Post-2004 Benefit is less than or equal to the dollar limit under Code Section 402(g) in effect for the calendar year in which the Participant terminates employment or dies, the Participant’s Post-2004 Benefit balance shall be paid in a single lump sum to the extent permitted by Code Section 409A and the related Treasury Regulations.
     Section 7.2. Increase in Section 415 Limit. If a Participant has elected to receive an Annuity under the Qualified Plan and such Annuity is increased subsequent to the Participant’s Termination Date due to an increase in the Code Section 415 limit, the Participant’s Plan Benefit shall be adjusted accordingly on a prospective basis.
     Section 7.3. Recomputation of Plan Benefits Upon Reemployment.. If a Participant entitled to a distribution under the qualified Plan receives all or part of his or her Plan benefit and is thereafter reemployed, such Participant’s Plan benefit shall be recalculated upon the Participant’s subsequent termination of employment. Plan payments shall cease upon reemployment. If a Participant’s recalculated Plan benefit results in an additional payment to the Participant, such additional payment shall be made in accordance with Section 7.1. Such recalculations shall be made in accordance with the procedures under the Qualified Plan. If such Participant’s recalculated Plan benefit shows that the Participant’s Plan benefit has been overpaid after offsetting for any Plan benefits previously received, the Participant shall be required to make restitution to the Participating Employer, within a period of twelve months of such subsequent termination, in an amount equal to such overpayment, plus interest at the Plan Interest Rate.
     Section 7.4. Change in Payment Option.
     (a) Pre-2005 Benefit. The payment option selected by a Participant for the Participant’s Pre-2005 Benefit may be changed at any time while he or she is actively employed by the Company or a Participating Employer by the Participant submitting a new payment selection to the Committee.
     (b) Post-2004 Benefit.
          (1) Before January 1, 2009, a Participant may change the distribution option previously selected for the Participant’s Post-2004 Benefit by filing a written election with the Committee before January 1, 2009 that satisfies both of the following:
               (A) The Participant’s election does not defer to a date after December 31, 2008 any distribution of the Post-2004 Benefit otherwise required to be made before January 1, 2009; and

               (B) The Participant’s election does not accelerate to a date before January 1, 2009 any distribution of the Post-2004 Benefit otherwise required to be made after December 31, 2008.
          (2) After December 31, 2008, a Participant may elect to change the distribution option previously selected for the Participant’s Post-2004 Benefit by filing a written election with the Committee that satisfies both of the following:
               (A) The Participant’s election is filed with the Committee at least 12 months before the earliest date on which the distribution of the Post-2004 Benefit would begin under the Participant’s then-current distribution election; and
               (B) The Participant’s election designates that distribution of the Post-2004 Benefit will begin at least 5 years after the earliest date on which distribution of the Post-2004 Account would begin under the Participant’s then-current distribution election.
     Any election by the Participant after December 31, 2008 regarding the form in which the Participant’s Post-2004 Benefit will be distributed will apply to the Participant’s entire Post-2004 Benefit.
     Section 7.5. Payments Subject to Golden Parachute Provisions. Notwithstanding the above, if payment at the time specified in the first sentence of this Article 7, Section 7.1 would subject the Participant to the excise tax under Section 4999 of the Code, at the discretion of the Company or Participating Employer, as applicable, payment of the Participant’s Pre-2005 Benefit shall be deferred until the earlier of (a) the date that would have been the Participant’s Normal Retirement Date, Early Retirement Date or Disability Retirement Date, (b) death of the Participant, or (c) total and permanent disability or legally established mental incompetency of the Participant.
     Section 7.6. Transfer to an Affiliated Company. Benefits for a Participant who transfers employment from one Employer to an Affiliated Company shall be subject to the transfer provisions of the Qualified Plan. Such a transfer of employment shall cause a transfer of the Plan benefit maintained by a Participating Employer for a Participant, if the new Employer has adopted the Plan, and the former Employer transfers cash to the new Employer equal to the amount of the benefit transferred. In all other events, a transfer of employment shall not cause a transfer of the benefit maintained by an Employer for a Participant.
     Section 7.7. Unscheduled Withdrawals. A former Participant receiving distributions in installments is permitted to make unscheduled withdrawals from the Participant’s Pre-2005 Benefit as described below.
     (a) Election. A former Participant may request in writing to the Vice President, Human Resources, an unscheduled partial withdrawal or entire withdrawal of the present value of the former Participant’s undistributed Pre-2005 Benefit, which will be paid within 3 0 days in a single lump sum.

     (b) Withdrawal Penalty. There will be a penalty deducted from the present value of the former Participant’s undistributed Pre-2005 Benefit prior to an unscheduled withdrawal equal to 10% of the present value of the former Participant’s undistributed Pre-2005 Benefit as of the date the unscheduled withdrawal request is received by the Vice President, Human Resources.
ARTICLE 8
Beneficiary in the Event of Death
     Section 8.1. Death After Commencement of Benefits. If a Participant dies after payment of his or her Plan benefit begins in accordance with Section 7.1, the undistributed balance to which such Participant would have been entitled, if any, shall continue to be distributed to the Participant’s beneficiary (as designated under Section 8.3) in accordance with the method of distribution being used prior to the Participant’s death.
     Section 8.2. Death Prior to Commencement of Benefits.
     (a) Pre-2005 Benefit. If a Participant dies before distribution of his or her Pre-2004 Benefit begins in accordance with Section 7.1, the Participant’s Pre-2005 Benefit, if any, shall be determined in accordance with the surviving spouse provisions of the portion of the Qualified Plan in which the Participant participated prior to his or her death.
     (b) Post-2004 Benefit. If a Participant dies before distribution of his or her Post-2004 Benefit begins in accordance with Section 7.1, the Participant’s Post-2004 Benefit will be paid to the Participant’s beneficiary in a single lump sum within 90 days of the Participant’s death.
     Section 8.3. Beneficiary Designation. Each Participant who has elected to receive his or her Pre-2005 Benefit distribution in the form of a joint and 100% survivor annuity or joint and 50% survivor annuity shall have the right to designate a contingent annuitant to receive the survivor portion of the annuity payment upon the death of such Participant. Each Participant who has elected to receive his or her Pre-2005 Benefit distribution in the form of annual payments over a period of one to 15 years shall have the right to designate a beneficiary or beneficiaries to receive any undistributed annual payments upon the death of such Participant. Any Participant who has elected to receive his or her Pre-2005 Benefit distribution in the form of a single life annuity shall not be allowed to designate a beneficiary and benefit payments will cease upon the Participant’s death. A Participant shall have the right to designate a beneficiary or beneficiaries to receive the Participant’s Post-2004 Benefit in a single lump sum following the Participant’s death.
ARTICLE 9
Unfunded Plan
     The Plan shall be unfunded within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) ERISA. All benefits payable under the Plan shall be paid from the general assets of the Company or a Participating Employer, as applicable. The Company and any Participating Employer shall not be required to set aside or hold in trust any funds for the benefit of a Participant or beneficiary, each of whom shall have the status of a general unsecured creditor with respect to the Company’s or Participating Employer’s obligation to make benefit payments pursuant to the Plan. Any assets of the Company or a Participating Employer available to pay Plan benefits shall be subject to the claims of the general creditors of the Company and the Participating Employer and may be used by the Company and Participating Employer in their sole discretion for any purpose.
ARTICLE 10
Arbitration
     In the event of any dispute, claim, or controversy (hereinafter referred to as a “Grievance”) between a Participant (or beneficiary) and the Company with respect to the payment of benefits to such Participant or beneficiary under this Plan, the computation of benefits under this Plan, or any of the terms and conditions of this Plan, such Grievance shall be resolved by arbitration in accordance with this Section 10.2.
     (a) Arbitration shall be the sole and exclusive remedy to redress any Grievance.
     (b) The arbitration decision shall be final and binding, and a judgment on the arbitration award may be entered in any court of competent jurisdiction and enforcement may be had according to its terms.
     (c) The arbitration shall be conducted by the American Arbitration Association in accordance with the Federal Arbitration Act and the Employee Benefit Plan Claims Arbitration Rules of the American Arbitration Association, and reasonable expenses of the arbitrators and the American Arbitration Association shall be borne by the Company.
     (d) The place of the arbitration shall be the offices of the American Arbitration Association in the Detroit, Michigan Metropolitan area.
     (e) The arbitrator(s) shall not have the jurisdiction or authority to change any of the provisions of this Plan by alteration of, addition to, or subtraction from the terms thereof. The arbitrator(s)’ sole authority shall be to apply any terms and conditions of this Plan. Because arbitration is the exclusive remedy with respect to any Grievance, no Participant eligible to receive benefits provided under this Plan has the right to resort to any federal court, state court, local court, or administrative agency concerning breaches of any terms and provisions hereunder, and the decision of the arbitrator(s) shall be a complete defense to any suit, action, or proceeding instituted in any federal court, state court, local court, or administrative agency by such Participant or the Company with respect to any Grievance which is arbitrable as herein set forth.
     (f) The arbitration provisions shall, with respect to any Grievance, survive the termination of this Plan.

ARTICLE 11
Amendment and Termination
     The Plan shall be administered by the Committee appointed pursuant to the provisions of the Qualified Plan. The Committee shall have the same powers and duties, and shall be subject to the same limitations, as are described in the Qualified Plan.
     The Company may amend or terminate the Plan at any time and for any reason. The power to amend or modify the Plan shall rest solely with the Committee. No such amendment or termination shall affect the rights of Participants or beneficiaries to the vested portion of amounts credited to Participants’ benefits as of the date of such amendment or termination. In the event of a termination of the Plan, each Participant’s benefit shall be fully vested.
ARTICLE 12
Miscellaneous
     Section 12.1. Benefits Non-Assignable. Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No such right or benefit shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such right or benefit.
     Section 12.2. No Employment Rights. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall be construed as a contract of employment between a Participant and the Company or a Participating Employer, or as a right of any Participant to be continued in the employment of the Company or a Participating Employer, or as a limitation of the right of the Company or a Participating Employer to discharge any Participant at any time, with or without cause, or as a limitation of the right of the Participant to terminate employment at any time.
     Section 12.3. Law Applicable. To the extent not preempted by federal law, this Plan and all actions hereunder shall be governed by and construed according to the laws of the State of Michigan.
     Section 12.4. Legal Fees and Expenses. The Company shall pay all reasonable legal fees and expenses that any Participant may incur as a result of the Company contesting the validity, enforceability, or such Participant’s interpretation of, or determinations under this Plan.
     Section 12.5. Successors. In the event of any consolidation, merger, acquisition or reorganization of the Company, the obligations of the Company under this Plan shall continue and be binding upon the Company and its successors.
     Section 12.6. Savings Clause. If any provision of this Plan is held by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision and the remaining provisions hereof shall continue to be construed and enforced as if the invalid or unenforceable provision had not been included.
     Section 12.7. Gender, Number and Heading. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.
ARTICLE 13
Change in Control Provisions
     Section 13.1. General. In the event of a Change in Control, as defined in Section 13.5, notwithstanding any other provision of the Plan, the provisions of this Article 13 shall be applicable and shall supersede any conflicting provisions of the Plan.
     Section 13.2. Transfer to Rabbi Trust. The Company shall establish a trust (the “Rabbi Trust”) that is intended to be an unfunded arrangement which shall not affect the status of the Plan as an unfunded arrangement for purposes of Title I of ERISA. The terms of the Rabbi Trust shall provide that, within seven (7) days of a Change in Control, assets shall be transferred to the Rabbi Trust in (i) an amount as of the date of the Change in Control equal to each Participant’s assumed benefit under the Plan as of the Participant’s Normal Retirement Date, assuming annual Base Salary increases for the Participant of 5%, all as determined by the Company Actuaries; plus (ii) an amount deemed necessary to pay estimated Rabbi Trust administrative expenses for the following five (5) years, as determined by the Company’s Accountants. Assets transferred in accordance with the preceding sentence shall be in the form of cash. The Company and/or a Participating Employer shall make all transfers of assets required by the Rabbi Trust in a timely manner and shall otherwise abide by the terms of the Rabbi Trust.
     Section 13.3. Joint and Several Liability. Upon and at all times after a Change in Control, the liability under the Plan of the Company and each Participating Employer that has adopted the Plan shall be joint and several, so that the Company and each such Participating Employer shall each be liable for all obligations under the Plan to each Participant covered by the Plan, regardless of the corporation by which such Participant is employed.
     Section 13.4. Dispute Procedures. In the event that, upon or at any time subsequent to a Change in Control, a disputed claim for benefits under the Plan is brought by a Participant or beneficiary, the following additional procedures shall be applicable:
     (a) Any amount that is not in dispute shall be paid to the Participant or beneficiary at the time or times provided herein.
     (b) The Company shall advance to such claimant from time to time such amounts as shall be required to reimburse the claimant for reasonable legal fees, costs and expenses incurred by such claimant in seeking a resolution of his or her claim, including reasonable fees, costs and expenses relating to arbitration.
     Section 13.5. Definition of Change in Control. A “Change in Control” means the occurrence of any one of the following events:
     (a) individuals who, on December 31, 2001, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to December 31, 2001, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to directors or as a result of any other actual or threatened solicitation of proxies [or consents] by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
     (b) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c)), or (E) a transaction (other than one described in (c) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control under this paragraph (b);
     (c) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries (a “Business Combination”) or sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or
     (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
     Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
     IN WITNESS WHEREOF, the undersigned official of the Company has executed this Plan as of this 24 day of November 2008.

DTE ENERGY COMPANY
By:	/s/ Larry E. Steward
Larry E. Steward
Vice President, Human Resources